Consent
       of Ernst & Young LLP, Independent Registered Public Accounting Firm



We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R, Class Y and Class Z shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Statement of Additional Information and to the incorporation by reference of our report, dated December 19, 2008, on the financial statements and financial highlights of Pioneer High Yield Fund included in the Annual Report to the Shareowners for the year ended October 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A, No. 333-90789) of Pioneer High Yield Fund.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 23, 2009